UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2005

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20630

(Commission File Number)

13-3391527

(IRS Employer Identification Number)

4670 S. Fort Apache Road, Suite 190, Las Vegas, Nevada 89147

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 221-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement

On December 29, 2004, Full House Resorts, Inc. and RAM Entertainment, LLC, (“RAM”) a private investment company, executed a Forbearance Agreement relating to the convertible debt held by RAM.

In February 2002, RAM agreed to assist in the financing of certain Native American gaming ventures of Full House Resorts. Its initial investment was in the form of a $2.381 million loan, which is partially convertible to equity in Gaming Entertainment (Michigan), LLC (“GEM”), a subsidiary of Full House Resorts, upon the occurrence of certain triggering events. GEM has an agreement with the Nottawaseppi Huron Band of Potawatomi of Michigan to develop and manage a gaming facility in the Battle Creek area. This development is currently delayed while a required environmental impact statement is prepared.

RAM previously agreed to extend the maturity of the loan until November 15, 2004. Under the Forbearance Agreement, the parties will continue to discuss their respective positions in light of the delays and have agreed to make no demand or enforce any right against each other for a period of 90 days during these discussions. That time period can be extended by mutual agreement. The execution of the Forbearance Agreement allows the parties to freely discuss the issues without undue time constraints.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibit.

10.01 Forbearance Agreement dated December 29, 2004 between Full House Resorts, Inc. and RAM Entertainment, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Full House Resorts, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULL HOUSE RESORTS, INC.
Date: January 3, 2005	By:	/s/ Greg Violette
Greg Violette
Chief Financial Officer